exhibit 10.51
Patriot Capital Funding, Inc.
274 Riverside Avenue
Westport, CT 06880
May 15, 2007
Dover Saddlery, Inc.
525 Great Road
Littleton, MA 01460
Attn: Stephen L. Day

Re:	Waiver and Consent to the Amended and Restated Senior Subordinated Note and Warrant Purchase Agreement (“Waiver and Consent”)
To Whom It May Concern:
Reference is made to the Amended and Restated Senior Subordinated Note and Warrant Purchase Agreement, dated as of September 16, 2005 (the “Original Note and Warrant Purchase Agreement”), among Dover Saddlery, Inc., a Delaware corporation (the “Parent”), Dover Saddlery, Inc., a Massachusetts corporation and wholly-owned subsidiary of Parent d/b/a “Nashoba Valley Service Co.” (“Operating Company #1”), Smith Brothers, Inc., a Texas corporation and wholly-owned subsidiary of Parent (“Operating Company #2”), Dover Saddlery Retail, Inc., a Massachusetts corporation and wholly-owned subsidiary of Parent (“Operating Company #3”) and, together with Parent, Operating Company #1, and Operating Company #2, the “Borrower”), Patriot Capital Funding, LLC I as successor by assignment from Patriot Capital Funding, Inc. (“Purchaser”) and Patriot Capital Funding, Inc. (“Servicer”), as amended by Amendment No. 1 dated March 28, 2006, among the Borrower, Purchaser and Servicer (“Amendment No. 1”), Consent and Amendment No. 2, dated June 29, 2006, among the Borrower, Purchaser and Servicer (“Amendment No. 2”) and Waiver and Amendment No. 3 dated March 30, 2007, among the Borrower, Purchaser and Servicer (“Amendment No. 3”) (the Original Note and Warrant Purchase Agreement, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 may be referred to herein as the “Note and Warrant Purchase Agreement”).
Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the applicable Note and Warrant Purchase Agreement.
The parties to the Note and Warrant Purchase Agreement desire to permanently waive an Event of Default thereunder and, pursuant to Sections 9.10(b) and 10.2 of the Note and Warrant Purchase Agreement, such waiver must be in a written instrument signed by Borrower, Servicer and the Required Purchasers. Purchaser, as sole holder of the Notes, constitutes the Required Purchasers for purposes of executing this Waiver and Consent.
Therefore, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Waiver of Event of Default. Effective upon satisfaction of all conditions to effectiveness of this Waiver and Consent set forth in Section 5 below, Servicer and Purchaser each hereby permanently waive, as of March 31, 2007, the following Events of Default:
          (a) the Event of Default resulting from Borrower’s breach of Section 7.3(a) of the Note and Warrant Purchase Agreement (Funded Debt Ratio) by failing to maintain a maximum Funded Debt Ratio for the four consecutive fiscal quarter period ended March 31, 2007 (calculated in the manner set forth in the Note and Warrant Purchase Agreement) of not more than 4.40:1.00;
          (b) the Event of Default resulting from Borrower’s breach of Section 7.3(b) of the Note and Warrant Purchase Agreement (Funded Senior Debt Ratio) by failing to maintain a maximum Funded Senior Debt Ratio for the four consecutive fiscal quarter period ended March 31, 2007 (calculated in the manner set forth in the Note and Warrant Purchase Agreement) of not more than 3.58:1.00;
          (c) the Event of Default resulting from Borrower’s breach of Section 7.3(c) of the Note and Warrant Purchase Agreement (Operating Cash Flow to Total Debt Service) by failing to maintain a minimum ratio of (i) Operating Cash Flow to (ii) Total Debt Service for the four consecutive fiscal quarter period ended March 31, 2007 (calculated in the manner set forth in the Note and Warrant Purchase Agreement) of not less than 1.15:1.00; and
          (d) the Event of Default resulting from Borrower’s breach of Section 7.3(d) of the Note and Warrant Purchase Agreement (Minimum EBITDA Amount) by failing to maintain a minimum EBITDTA for the four consecutive fiscal quarter period ended March 31, 2007 (calculated in the manner set forth in the Note and Warrant Purchase Agreement) of not less than $3,150,000.
     The waiver set forth herein relates solely to the specific instances described in this Section 1 and no other waiver is granted or intended.
     2. Waiver Fee; Expenses. In consideration of the execution and delivery of this Waiver and Consent by Servicer and Purchaser, and the accommodations contained herein, Borrower shall pay to Servicer on the date hereof a fully earned and non-refundable fee in the amount of Seventeen Thousand Dollars ($17,000) (the “Waiver Fee”). Borrower shall also pay all reasonable expenses incurred by Servicer in the drafting, review, negotiation and closing of the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Servicer’s special counsel.
     3. Reaffirmation. Except as specifically amended hereby, the Note and Warrant Purchase Agreement shall remain unmodified and in full force and effect and are hereby reaffirmed. In addition, except as specifically provided in Section 1 above, this Waiver and Consent shall not be deemed a waiver of any term or condition of the Note and Warrant Purchase Agreement or any other Transaction Document, and shall not be deemed to prejudice any right or rights which any party may now have or may have in the future under or in connection with the Note and

Warrant Purchase Agreement or any other Transaction Document, as the same may be amended from time to time.
     4. Representations. To induce Servicer and Purchaser to enter into this Waiver and Consent, Borrower represents and warrants to each that:
          (a) all of its representations and warranties in the applicable Transaction Documents are: (i) true and correct as of the date of this Waiver and Consent, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Waiver and Consent by reference;
          (b) no Event of Default or event that, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Transaction Document that will not be cured by the execution and effectiveness of this Waiver and Consent;
          (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Waiver and Consent or, if required, has been obtained; and
          (d) this Waiver and Consent has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.
The Borrower confirms that the obligations arising under the applicable Transaction Documents remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Waiver and Consent.
The Borrower further confirms that any collateral for the obligations arising under the Transaction Documents, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future obligations to Servicer and Purchaser, as modified by this Waiver and Consent.
     5. Preconditions. This Waiver and Consent is subject to Servicer having received the following, all in form, scope and content acceptable to Servicer in its sole discretion:
          (a) this Waiver and Consent, duly executed by the parties hereto;
          (b) the consent of Old Dominion Enterprises, Inc., as guarantor of the obligations arising under the Transaction Documents, in the form attached hereto as Attachment I;
          (c) the $17,000.00 Waiver Fee;
          (d) payment of Servicer’s fees and expenses, including legal fees; and
          (e) a waiver and amendment of the Senior Credit Agreement duly executed by the Senior Lender.

     6. Waiver, Release and Indemnity. To induce Servicer and Purchaser to enter into this Waiver and Consent, the Borrower waives and releases and forever discharges Servicer, Purchaser and their respective officers, directors, attorneys, agents and employees from any liability, damage, claim, loss or expense of any kind that it may now have against Servicer, Purchaser or any of them arising out of or relating to the obligations arising under the applicable Transaction Documents. The Borrower further agrees to indemnify and hold Servicer, Purchaser and their respective officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against Servicer, Purchaser or any of them on account of any claims arising out of or relating to the obligations arising under the applicable Transaction Documents; provided, however, that the foregoing waiver, release and indemnity agreement shall not apply to any claims, damages, losses, liabilities, judgments and expenses solely attributable to the gross negligence or willful misconduct of Servicer, Purchaser or their respective officers, directors, attorneys, agents and employees. The Borrower further states that it has carefully read the foregoing waiver, release and indemnity, knows and understands the contents thereof and grants the same as its own free act and deed.
     7. Miscellaneous. This Waiver and Consent shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. This Waiver and Consent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Waiver and Consent by facsimile transmission shall be as effective as delivery of a manually signed counterpart hereof or thereof. Borrower ratifies and confirms the indemnification, confession of judgment and waiver of jury trial provisions contained in the Note and Warrant Purchase Agreement.
[Signature page follows]

Very truly yours, SERVICER PATRIOT CAPITAL FUNDING, INC.
By:	/s/ Clifford Wells
	Name:	Clifford Wells
	Title:	Chief Investment Officer

By:	/s/ Matthew Colucci
	Name:	Matthew Colucci
	Title:	Managing Director

ACKNOWLEDGED and AGREED this 15th day of May, 2007

PURCHASER		PARENT:

PATRIOT CAPITAL FUNDING, LLC I		DOVER SADDLERY, INC.

By:	/s/ Clifford Wells	By:	/s/ Stephen L. Day

	Name: Clifford Wells		Stephen L. Day
	Title: Chief Investment Officer		President

By:	/s/ Matthew Colucci

Name: Matthew Colucci
Title: Managing Director

OPERATING COMPANY #1:		OPERATING COMPANY #2:

DOVER SADDLERY, INC. d/b/a Nashoba Valley Service Co.		SMITH BROTHERS, INC.

By:	/s/ Stephen L. Day	By:	/s/ Stephen L. Day

	Stephen L. Day		Stephen L. Day
	Director		Director

OPERATING COMPANY #3:

DOVER SADDLERY RETAIL, INC.

By:	/s/ Stephen L. Day

Stephen L. Day
Director

ATTACHMENT I
TO WAIVER AND CONSENT
CONSENT OF GUARANTOR
     The undersigned guarantor (the “Guarantor”) consents to the provisions of the foregoing Waiver and Consent to the Amended and Restated Senior Subordinated Note and Warrant Purchase Agreement (“Waiver and Consent”) and all prior amendments and confirms and agrees that:
     (a) the Guarantor’s obligations under its Subsidiary Guaranty dated as of June 29, 2006 (the “Guaranty”), relating to the Guaranteed Obligations defined therein, shall be unimpaired by Waiver and Consent;
     (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against Servicer, Purchaser or their respective officers, directors, employees, agents or attorneys with respect to its Guaranty; and
     (c) all of the terms, conditions and covenants in its Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by Waiver and Consent.
     The Guarantor certifies that all representations and warranties made in its Guaranty are true and correct. Further, Guarantor hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Guarantor’s existing and future Obligations to Servicer and Purchaser, as modified by Waiver and Consent and subject to the Subordination Agreement. The Guarantor ratifies and confirms the indemnification, confession of judgment and waiver of jury trial provisions contained in its Guaranty.
     WITNESS the due execution of this Consent as a document under seal as of the date of Waiver and Consent, intending to be legally bound hereby.

OLD DOMINION ENTERPRISES, INC.
By:	/s/ Stephen L. Day
	Name:	Stephen L. Day
	Title:	Director